Exhibit 99.1

Notice of Reverse Share Split

Teucrium Trading, LLC (the “Sponsor”), the sponsor of Teucrium Wheat Fund (“WEAT”), announced today that it will execute a one-for-five reverse share split that will be effective for holders of WEAT shares at 5:00 p.m. Eastern Standard Time on November 24, 2025. Shares of WEAT will trade at their post-split prices on November 25, 2025. WEAT’s ticker symbol, “WEAT,” and shares of WEAT will continue to trade on the NYSE Arca, under a new CUSIP number: 88166A870.

The reverse share split will reduce the number of WEAT’s shares outstanding and will result in a proportionate increase in the net asset value per share (“NAV”) of WEAT. As a result of the reverse share split, WEAT’s shareholders on November 25, 2025 will receive one post-split share of WEAT for every five pre-split shares of WEAT they hold. Immediately after the reverse share split is effective, WEAT’s post-split shares will have an NAV that is five times higher than that of pre-split shares.

The reverse share split will affect all of WEAT’s shareholders. The reverse share split will not affect any WEAT shareholder’s percentage interest in WEAT, except to the extent that the reverse share split results in a WEAT’s shareholder receiving cash in the transaction. The NYSE Arca does not permit the trading of fractional shares. For WEAT’s shareholders who hold quantities of WEAT shares that are not an exact multiple of WEAT’s reverse share split ratio (a multiple of 5) the share split will result in the creation of a fractional share. WEAT’s shareholders otherwise entitled to fractional shares as a result of the reverse share split will receive cash in lieu of such fractional shares, which may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

Also, as a result of the reverse share split, WEAT may have outstanding, with respect to certain of its authorized purchasers, aggregations of less than 25,000 shares required to make a creation basket, or a so-called “odd-lot share”. Each of WEAT’s authorized purchasers will be provided with a one-time opportunity to redeem any odd-lot shares resulting from the reverse share split.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Sponsor’s expectations regarding the reverse share split. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “may,” “will,” and “estimate,” as well as similar words and phrases, signify forward-looking statements. All forward-looking statements reflect the Sponsor’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in or implied by these statements, including, among others, risks and uncertainties related to the timing and availability of WEAT shares, as well as general economic, market and business conditions. Given these risks, uncertainties and other important factors, you should not place undue reliance on any forward-looking statements contained herein. The forward-looking statements contained herein represent the Sponsor’s expectations and assumptions only as of the date made, and except as required by law, the Sponsor undertakes no obligation to revise or update any forward-looking statements for any reason.

About Teucrium Trading LLC

Teucrium is a provider of exchange-traded funds (ETFs) that focuses on offering investment products primarily in the agriculture, commodity, and crypto sectors. The company also provides White-Label ETF services, allowing partners to create customized ETF products. For more information, visit www.Teucrium.com.

Prospectus: www.teucrium.com

WEAT is distributed by PINE Distributors LLC.

Investing in WEAT subjects an investor to the risks of the applicable commodity market, which investment could result in substantial fluctuations in the price of WEAT’s shares. Unlike mutual funds, WEAT generally will not distribute dividends to shareholders. The Sponsor has limited experience operating commodity pools; a commodity pool is defined as an enterprise in which several individuals contribute funds in order to trade futures or futures options collectively. Investors may choose to use WEAT as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities.

This material is not an offer or solicitation of any kind to buy or sell any securities outside of the United States of America.

Commodities and futures generally are volatile and are not suitable for all investors. WEAT is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

For a complete description of the risks associated with WEAT, please refer to the prospectus. Shares of WEAT are not FDIC insured may lose value and have no bank guarantee. PINE Distributors LLC is the distributor for the Teucrium Funds.

Contact:                contact@teucrium.com